Exhibit 4.3


                            SECOND SUPPLEMENTAL INDENTURE dated as
                    of October 10, 1996, among TIME WARNER INC., a Delaware corporation (the "Company"), TW
                    INC., a Delaware corporation (the
                    "Guarantor"), and THE CHASE MANHATTAN BANK
                    (formerly known as Chemical Bank), a New York banking corporation, as trustee (the "Trustee").

          WHEREAS the Company executed and delivered the Indenture (including all indentures supplemental thereto, the "Indenture"), dated as of December 5, 1995, to the Trustee to provide for the issuance of unsecured subordinated debt securities (the "Securities") of the Company from time to time in one or more series;

          WHEREAS the Company and the Trustee executed and delivered the First Supplemental Indenture, dated as of December 5, 1995, which provides for the establishment of a series of Securities known as the 8-7/8% Subordinated Debentures due December 31, 2025 (the "Debentures");

          WHEREAS Time Warner Capital I, a Delaware statutory business trust (the "Trust"), has issued $575,000,000 aggregate liquidation amount of its 8-7/8% Preferred Trust Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, and has invested the proceeds from such issuance in $592,783,525 aggregate principal amount of the Debentures;

          WHEREAS pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995, as amended, among the Guarantor, the Company, Turner Broadcasting System, Inc. ("TBS"), Time Warner Acquisition Corp. and TW Acquisition Corp., the Company and TBS will become wholly owned subsidiaries of the Guarantor;

          WHEREAS the Guarantor desires to unconditionally and irrevocably guarantee, on a subordinated basis, the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities, and the full and punctual performance within applicable grace periods of

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all other obligations of the Company under the Indenture and the
Securities; and

          WHEREAS the Company and the Guarantor have requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms and to make the guarantee provided for herein the valid obligation of the Guarantor, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

          NOW THEREFORE, the Company, the Guarantor and the Trustee hereby agree that the following Sections of this Second
Supplemental Indenture supplement the Indenture with respect to Securities issued thereunder:

          SECTION 1. Definitions. (a) Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Indenture.

          (b) Article I, Section 1.01, of the Indenture is hereby supplemented, solely with respect to this Second
Supplemental Indenture, to add the following definitions:

          "Guarantor Senior Indebtedness" means all indebtedness or obligations of the Guarantor, whether outstanding at the date of execution of this Second Supplemental Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which the Guarantor incurred, assumed, guaranteed or otherwise created any such indebtedness or obligation expressly provide that such obligation or obligations is subordinated to all other indebtedness of the Guarantor or that such indebtedness is not superior or is subordinated in right of payment to the Securities, with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (a) any indebtedness incurred by the Guarantor or assumed or guaranteed, directly or indirectly, by the Guarantor (i) for money borrowed, (ii) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business)

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     or (iii) for advances or progress payments in connection
     with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (b) any obligation of the Guarantor (or of a Subsidiary which is guaranteed by the Guarantor) as lessee under a lease of real or personal property; (c) any obligation of the Guarantor to purchase property at a future date in connection with a financing by the Guarantor or a Subsidiary; (d) letters of credit; (e) currency swaps and interest rate hedges; and (f) a deferral, renewal, extension or refunding of any of the foregoing.

          "Guarantor Senior Indebtedness Representative" means any Person whom the Guarantor has, by written notice to the Trustee, identified as the indenture trustee or other trustee, agent or representative for an issue of Guarantor Senior Indebtedness.

          SECTION 2. The Guarantee. (a) The Guarantor irrevocably and unconditionally guarantees, on a subordinated basis as set forth herein (the "Guarantee"), to each Holder of Securities and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities.

          (b) The Guarantor further agrees that the Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

          (c) The obligations of the Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

          (d) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantee.

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          SECTION 3.  Subordination.  The Guarantee is hereby
expressly subordinated in right of payment, to the extent and in the manner provided in this Second Supplemental Indenture, to the prior payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness and such subordination is for the benefit of the holders of the Guarantor Senior Indebtedness.
Upon any payment or distribution of all or substantially all the assets of the Guarantor, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Guarantor or its property, whether or not the Guarantor is a party thereto and whether in bankruptcy, insolvency, receivership or similar proceedings, or upon any assignment by the Guarantor for the benefit of creditors or upon any other marshaling of the assets and liabilities of the
Guarantor:

          (a) all Guarantor Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provisions made for such payment by deposit thereof in trust with a bank or banks (either theretofore acting as trustees under indentures pursuant to which Guarantor Senior Indebtedness shall have been issued or duly appointed paying agents for the purpose), before any payment is made in respect of the Guarantee;

          (b) any payment in respect of the Guarantee to which the Holders of the Securities would be entitled except for the provisions of this Section shall be paid or delivered by the Guarantor or the liquidating trustee or agent or other Person making such payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of Guarantor Senior Indebtedness or the Guarantor Senior Indebtedness Representatives (subject to any subordination of any class of Guarantor Senior Indebtedness, by the provisions thereof, to any other class or classes of Guarantor Senior Indebtedness), according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, the Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Guarantor Senior Indebtedness; and

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          (c) in the event that, notwithstanding the foregoing,
     any payment of any kind or character in respect of the Guarantee shall be received by the Trustee or the Holders of the Securities before all Guarantor Senior Indebtedness is paid in full, or provision made as aforesaid for its payment, such payment shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of Guarantor Senior Indebtedness remaining unpaid or unprovided for or the Guarantor Senior Indebtedness Representatives, as provided in the foregoing subparagraph (b), for application to the payment of all principal of, and premium, if any, and interest on, such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Guarantor Senior Indebtedness.

          SECTION 4. Default on Guarantor Senior Indebtedness. Subject to the provisions of Section 5, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, or other monetary obligation with respect to, any Guarantor Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any Guarantor Senior Indebtedness shall have occurred and be continuing, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Guarantor in respect of the Guarantee. Nothing contained in this Section or elsewhere in this Supplemental Indenture shall, however, prevent the application by the Trustee of any moneys deposited with it hereunder by the Guarantor in respect of the Guarantee, if, at the time of such deposit, the Trustee did not have written notice of any event prohibiting the making of such deposit by the Guarantor.

          The Guarantor shall give prompt written notice to the Trustee of any facts that would prohibit the making of any payment of moneys in respect of the Guarantee, including any dissolution, winding up, liquidation or reorganization of the Guarantor. Anything in this Section or elsewhere in this Supplemental Indenture to the contrary notwithstanding, the Trustee shall not be charged with knowledge of the existence of any Guarantor Senior Indebtedness or of any default or event of default with respect to any Guarantor

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Senior Indebtedness or of any other facts that would prohibit the making of any payment of moneys hereunder, unless and until the Trustee shall have received notice in writing to that effect signed by an officer of the Guarantor or by a holder of Guarantor Senior Indebtedness who shall have been certified by the Guarantor or otherwise established to the reasonable satisfaction of the Trustee to be such holder or by a Guarantor Senior Indebtedness Representative.

          SECTION 5. Disputes with Holders of Certain Guarantor Senior Indebtedness. Any failure by the Guarantor to make any payment on or perform any other obligation under Guarantor Senior Indebtedness, other than any indebtedness incurred by the Guarantor or assumed or guaranteed, directly or indirectly, by the Guarantor for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation in which the provisions of this Section shall have been waived by the Guarantor in the instrument or instruments by which the Guarantor incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 4 hereof for so long as (a) the Guarantor shall be disputing its obligation to make such payment or perform such obligation and (b) either (i) such dispute shall not have resulted in a judgment against the Guarantor that shall have remained undischarged or unbonded and have remained in force for more than the applicable appeal period or (ii) in the event of such a judgment, the Guarantor shall in good faith be prosecuting an appeal or other proceeding for review and which a stay of execution shall have been obtained pending such appeal or review.

          SECTION 6.  When Payment Must Be Paid Over.  If a
payment is made pursuant to the Guarantee that because of Section
4 or 5 should not have been made to the Holders of the Securities, the Holders of Securities who receive the payment shall hold it in trust for holders of Guarantor Senior
Indebtedness and pay it over to them as their interests may appear.

          SECTION 7. Relative Rights. This Section defines the relative rights of Holders of Securities with respect to

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the Guarantee and holders of Guarantor Senior Indebtedness.
Nothing in this Indenture shall:

          (a) impair, as between the Guarantor and Holders of Securities, the obligation of the Guarantor, which is absolute and unconditional, to make payment under the Guarantee when, as and if due pursuant to this Supplemental Indenture;

          (b) affect the relative rights of Holders of Securities and creditors of the Guarantor other than holders of Guarantor Senior Indebtedness; or

          (c) prevent the Trustee or any Holder of Securities from exercising its available remedies with respect to the Guarantee, subject to the rights of holders of Guarantor Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

          SECTION 8.  Subordination May Not Be Impaired by
Company. No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Guarantee shall be impaired by any act or failure to act by the Guarantor or by its failure to comply with this Supplemental Indenture.

          SECTION 9. Reports. The Guarantor shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          SECTION 10. This Second Supplemental Indenture. This Second Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

          SECTION 11.  GOVERNING LAW.  THIS SECOND SUPPLEMENTAL
INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.

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          SECTION 12.  Counterparts.  This Second Supplemental
Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 13.  Headings.  The headings of this Second
Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 14. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantor, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture.

          SECTION 15. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

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          IN WITNESS WHEREOF, the parties hereto have caused this
Second Supplemental Indenture to be duly executed as of the day and year first above written.

                          TIME WARNER INC.,

                          by
                          Name:   Thomas W. McEnerney
                          Title:  Vice President


                          TW INC.,

                          by
                          Name:   Thomas W. McEnerney
                          Title:  Vice President


                          THE CHASE MANHATTAN BANK,
                               as Trustee,

                          by
                          Name:   Richard Lorenzen
                          Title:  Senior Trust Officer

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